EXHIBIT 16.1

Patrick Rodgers, CPA, PA
309 East Citrus Street
Altamonte Springs, FL 32701

January 15, 2014

United States Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Reference: Puissant Industries, Inc.

On December 15, 2013, my appointment as auditor for Puissant Industries, Inc. ceased. I have read Puissant Industries, Inc.’s statements included under Item 4.01 of its Form 8-K dated January 15, 2014 and agree with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

Sincerely,

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida